CONSENT OF NOMINEE FOR DIRECTOR

OF

GLOBAL SHIP LEASE, INC.

I hereby consent to the reference to me in the prospectus included in the registration statement on Form F-1 of Global Ship Lease, Inc., as shall be filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

   /s/ Knud E. Stubkjær

Knud E. Stubkjær

Date:   28th October 2007